Webb & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment 1 of our report dated January 8, 2010 relating to the consolidated financial statements of NuGen Holdings, Inc. f/k/a InovaChem, Inc. and subsidiaries.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
June 25, 2010

1501 Corporate Drive, Suite 150 * Boynton Beach, FL 33426
Telephone: (561) 752-1721 * Fax: (561) 734-8562
www.cpawebb.com